Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Nine Energy Services, Inc.

Houston, TX

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2017, relating to the consolidated financial statements of Beckman Production Services, Inc. (not presented separately therein), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

November 13, 2017